QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.7

CONSENT OF NOMINEE FOR DIRECTOR

        I hereby consent to the use of my name under the caption "Management" in the Registration Statement on Form S-1 filed by Hiland Holdings GP, LP (the "Registration Statement")(File No. 333-134491) and any amendments thereto.

By:	/s/ DR. CHERYL EVANS Name: Dr. Cheryl Evans

August 11, 2006

QuickLinks

CONSENT OF NOMINEE FOR DIRECTOR